Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-81400) pertaining to the ABN AMRO WCS Holding Company 401(k) Savings Plan of our report dated June 28, 2007, with respect to the financial statements and schedule of the ABN AMRO WCS Holding Company 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

VELMA BUTLER & COMPANY, LTD

Chicago, Illinois
June 28, 2007

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